Exhibit 10.12
OPTION AGREEMENT
     This Option Agreement (“Agreement”), made and entered into as of                      (the “Date of Grant”), is by and between Approach Resources Inc., a Delaware corporation (the “Company”), and                      (the “Optionee”).
WITNESSETH:
     WHEREAS, the Company has adopted that certain 2003 Stock Option Plan (the “Plan”) effective as of January 1, 2003 (the “Plan Date”) for certain employees of the Company; and
     WHEREAS, the Optionee is an employee of the Company eligible to participate in the Plan and the Board of Directors of the Company, as administrator of the Plan, has determined that the Company should recognize the potential contributions that the Optionee may make to the success of the Company by granting him an option to purchase shares of Common Stock in the Company pursuant to the Plan and upon the terms set forth herein;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and Optionee hereby agree as follows:
     1. Certain Definitions. Terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to such terms in the Plan.
     2. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.
     3. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Company hereby irrevocably grants to the Optionee the right and option (the “Option”) to purchase                     shares (“Option Shares”) of Common Stock.
     4. Option Price. The price to be paid by Optionee to the Company for each Option Share purchased pursuant to the exercise of this Option (“Option Price”) shall be $                    .
     5. Vesting of Right to Exercise Option. Subject to earlier vesting of the Option Shares pursuant to the Plan, 33 1/3% of the Option Shares shall vest immediately, 33 1/3% of the Option Shares shall vest on                      and the remaining 33 1/3% of the Option Shares shall vest on                     .
     6. Restrictions on Exercise. The right to exercise the Option shall be subject to the following restrictions:
     (a) Vesting. Optionee shall have no right to exercise this Option to purchase any Option Shares for which Optionee’s rights have not yet vested in accordance with Section 5.

     (b) No Fractional Option Shares. The Option may be exercised only with respect to full Option Shares.
     (c) Compliance with Law. The Option may not be exercised in whole or in part, and no Option Shares shall be issued nor certificates representing such Option Shares delivered pursuant to any exercise of the Option, if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options or the issuance and sale of Option Shares shall not have been obtained or if such exercise or issuance would violate any applicable law.
     (d) Exercise by Optionee. The Option shall be exercisable only by the Optionee, any representative of the Optionee, and by any transferee who has received such Option in accordance with the Plan.
     7. Exercise of Option.
     (a) Subject to the other terms and provisions of this Agreement, the Option shall be exercisable by written notice timely given to the Company by the Optionee, which notice (i) shall state the number of Option Shares that the Optionee then desires to purchase, and (ii) shall be accompanied by payment in full of the Option Price for each of such Option Shares, which such payment shall be made in cash or certified check.
     (b) The Company shall be entitled to require the Optionee to deliver to the Company such documents as the Company in its discretion shall deem necessary to confirm that (i) such exercise and the Company’s issuance and sale of such Option Shares are in compliance with the requirements of any applicable laws (including, but not limited to, the Securities Act of 1933, as amended (the “Securities Act”) all applicable state securities or “blue sky” laws (“State Law”)), and (ii) the Optionee shall be bound by and comply with all of the terms and provisions of the Stockholders Agreement.
     (c) Unless the Company and Optionee shall make mutually acceptable alternative arrangements, at the time of exercise of the Option, Optionee shall pay to the Company, in cash, any federal, state and local taxes required by law to be paid or withheld in connection with such exercise.
     8. Recapitalization or Reorganization. The existence of this Option shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of, or share exchange involving, the Company, any issuance of additional Company securities with priority over the Common Stock or otherwise affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company’s Common Stock or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
     9. Termination of Option. The Option shall terminate at such time as set forth in the Plan.

     10. Restriction on Transfer of Option. The Option may not be sold, assigned, hypothecated or transferred, except by will or by the laws of descent and distribution or to a trust of which the Optionee is the sole trustee who retains all rights regarding the exercise and disposition of the Option. Any attempted transfer of the Option in violation of this provision or the other provisions of the Plan shall be void and of no effect whatsoever.
     11. Certain Rights Incident to Divorce. If an interest in the Option is required by law to be transferred to a spouse of Optionee pursuant to an order of a court in a divorce proceeding (notwithstanding the provisions of Section 10 hereof), Optionee shall nevertheless retain all rights with respect to the exercise of the Option and any interest of such spouse shall be subject to such rights of Optionee. In addition, if it is determined that Optionee will be required to pay any taxes attributable to the interest of the spouse in the Option, any tax liability of Optionee which is attributable to such spouse’s interest shall be taken into account, and shall reduce such spouse’s interest in this Option.
     12. Rights as a Stockholder. Optionee shall have no rights as a stockholder of the Company with respect to any Option Shares covered by the Option until the exercise of the Option.
     13. Additional Documents. The Company and the Optionee will, upon request of the other party, promptly execute and deliver all additional documents, and take all such further action, reasonably deemed by such party to be necessary, appropriate or desirable to complete and evidence the sale, assignment and transfer of the Option Shares pursuant to this Agreement, including without limitation and if required by the Board, a counterpart signature page to the Stockholders Agreement.
     14. Representations, Warranties and Covenants of Optionee.
     (a) The Optionee acknowledges that neither the Option nor the Option Shares covered thereby have been registered under the Securities Act or State Law on the grounds that the issuance of the Option is, and the sale of any Option Shares pursuant to the exercise of the Option will be, exempt from registration under one or more provisions of each of such acts. The Optionee further understands that in determining the availability and applicability of such exemptions and in executing and delivering this Agreement and issuing and delivering any Option Shares upon exercise of the Option, the Company has relied and will rely upon the representations, warranties and covenants made by the Optionee herein and in any other documents which he may hereafter deliver to the Company. Accordingly, the Optionee represents and warrants to and covenants and agrees with the Company as follows:
     (i) the Optionee is acquiring and will hold the Option, and will acquire and hold all securities which he acquires upon exercise of the Option, for his own account for investment and not with a view to or in connection with any sale or distribution of all or any part thereof; and
     (ii) the Optionee will hold all securities acquired by him upon exercise of the Option, as well as any and all other securities issued in respect thereof, subject to all applicable provisions of the Stockholders’ Agreement, the 1933 Act and State Law, and will not at any time make any sale, transfer, pledge or other disposition or encumbrance of any of such securities in violation of the Stockholders’ Agreement or in the absence of an effective registration statement for such securities under the 1933 Act and State Law or an applicable exemption from the registration requirements therefrom.
     (b) The Optionee agrees (i) that the certificates representing the Option Shares or other securities purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Option Shares or other securities purchased under this Option on the transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws, (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Option Shares or other securities purchased under this Option, (iv) that the Option Shares or other securities acquired upon exercise of this Option shall be subject, in all respects, to the Stockholders’ Agreement and (v) Optionee shall become party to the Stockholders’ Agreement prior to issuance of any certificate representing the Option Shares.
     (c) Optionee acknowledges that the value of the Option over its life will be speculative and uncertain, that there is no market for the Option or the Option Shares or other securities that may be acquired upon exercise of the Option and it is unlikely that any market will develop, and consequently, the Optionee may ultimately realize no value from the Option.
     15. Tax Withholding. Whenever under the Plan securities are to be delivered by an Optionee upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax and employment tax requirements relating thereto.
     16. Optionee’s Employment. Nothing contained in the Plan or in this Agreement shall confer upon the Optionee any right with respect to the continuation of his employment by or service with the Company or interfere in any way with the right of the Company (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the date of this Agreement.
     17. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the earlier of the date of receipt by the party to whom the notice is given or five days after being mailed by certified or registered United States mail, postage prepaid, addressed to the appropriate party at the address shown beside such party’s signature below or at such other address as such party shall have theretofore designated by written notice given to the other party.
     18. Entirety and Modification. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between such parties relating to such subject matter. No modification, alteration, amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

     19. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible, and such provision shall be deemed inoperative to the extent it is unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.
     20. Gender. Words used in this Agreement that refer to Optionee and denote the male gender shall also be deemed to include the female gender or the neuter gender when appropriate.
     21. Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof.
     22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE DELAWARE PRINCIPLES OF CONFLICTS OF LAW).
     23. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
Addresses:

THE COMPANY:

6300 Ridglea Fort Worth, Texas 76116	APPROACH RESOURCES INC.
By:

Name:

Title:

OPTIONEE:

[Name]